As filed with the Securities and Exchange Commission on August 27, 1999
                                             Registration No. 333-62501
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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       __________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                       THE TIMKEN COMPANY
     (Exact name of registrant as specified in its charter)


                 Ohio                               34-0577130
           (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)        Identification No.)
                                 ___________________

                    1835 Dueber Avenue, N.W.
                    Canton, Ohio  44706-2798
     (Address and Zip Code of Principal Executive Offices)

                       __________________

THE SALARIED ASSOCIATES RETIREMENT SAVINGS PLAN OF CANADIAN TIMKEN, LIMITED
                    (Full title of the plan)
                       __________________


                         Larry R. Brown
           Senior Vice President and General  Counsel
                    1835 Dueber Avenue, N.W.
                    Canton, Ohio  44706-2798
            (Name and address of agent for service)

                         (334) 438-3000
 (Telephone number, including area code, of agent for service)
                 ______________________________


 This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and
                      will not be offered.


This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.
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
                  Termination of Registration

          The Timken Company (the "Company") filed its Registration Statement No. 333-62501 on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on August 31, 1998 in order to effect the registration of 10,000 shares of the Company's Common Stock, without par value (the
"Common Stock"), for offering to certain employees under The Salaried Associates Retirement Savings Plan of Canadian Timken, Limited (the "Plan"). No employee contributions to the Plan have been invested in Common Stock, and none are permitted under the Plan as it is now being operated. Accordingly, this Post-Effective Amendment is being filed to remove from registration all the shares of Common Stock registered for purposes or the Plan, which remain unsold.
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                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, The Timken Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 18 day of August, 1999.

                                   THE TIMKEN COMPANY


                                   By/s/Gene E. Little
                                        Gene E. Little
                                        Senior Vice President - Finance



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                        Title                        Date
*W.R. Timken, Jr.            Chairman, President and         August 18, 1999
 W.R. Timken, Jr.            Chief Executive Officer
                             (Principal Executive Officer);
                             Director

/s/Gene E. Little            Senior Vice President -         August 18, 1999
   Gene E. Little            Finance (Principal Financial
                             and Accounting Officer)

*J. Clayburn LaForce, Jr.    Director                        August 18, 1999
 J. Clayburn LaForce, Jr.

                             Director                        August 18, 1999
 Stanley C. Gault

                             Director                        August 18, 1999
 John A. Luke, Jr.

*Robert W. Mahoney           Director                        August 18, 1999
 Robert W. Mahoney

*Jay A. Precourt             Director                        August 18, 1999
 Jay A. Precourt

*John M. Timken, Jr.         Director                        August 18, 1999
 John M. Timken, Jr.
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                          Page 3 of 4

   Signature                 Title                               Date
*Ward J. Timken              Director                        August 18, 1999
 Ward J. Timken

*Joseph F. Toot, Jr.         Director                        August 18, 1999
 Joseph F. Toot, Jr.

*Martin D. Walker            Director                        August 18, 1999
 Martin D. Walker

*Charles H. West             Director                        August 18, 1999
 Charles H. West

*Alton W. Whitehouse         Director                        August 18, 1999
 Alton W. Whitehouse


     *The undersigned by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of The Timken Company and previously filed as an Exhibit to the Registration Statement on behalf of each such person.



                                   By/s/Gene E. Little
                                   Gene E. Little, Attorney-in-fact

August 18, 1999
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